                                                                    EXHIBIT 10.9

                                 AMENDMENT NO. 2
                  TO SOUTHWEST AIRLINES CO. Profit Sharing Plan


         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. Profit Sharing Plan (the "Plan") is hereby amended in the following respects only, effective as the dates set forth herein:

         (1) Article VI, Section 6.4, subparagraph (b)(4), is hereby amended in its entirety, effective January 1, 1998, to read as follows:

                  "(4) Maximum Permissible DC Amount: The Maximum Permissible DC Amount for a given Limitation Year is equal to the lesser of (i) 25% of compensation or, effective January 1, 1995, (ii) $30,000. For purposes of this subparagraph (b)(4), compensation shall mean compensation as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code without regard to any rules under
         Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, together with any amounts not includable in the gross income of an Employee pursuant to Sections 125, 132(f)(4), 402(e)(3), 403(b), 457, or 402(h)(1)(B) of the Code applicable to such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the $30,000 referred to above is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is twelve."

         (2) Article II, Paragraph (ff) of Section 2.1, is hereby amended in its entirety, effective January 1, 2002:

                  "(ff) Retirement: Separation from service after a Member has reached his Normal Retirement Date. Retirement shall be considered as commencing on the day immediately following a Member's last day of service."

         (3) Article VII, Section 7.1, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "7.1 Normal or Late Retirement: A Member, upon reaching his Normal Retirement Date for the purposes of this Plan, shall be one hundred percent (100%) vested in his Individual Account, and such amount contained therein shall be


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         nonforfeitable. If a Member continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan."

         (4) Effective January 1, 2002, Article VIII shall be amended to add
Section 8.1 to read as follows, and Sections 8.1, 8.2 and 8.3 shall be renumbered as Sections 8.2, 8.3 and 8.4, respectively:

                  "8.1 Death of Member: Upon the death of a Member while employed by the Company, such Member's Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable."

         (5) Effective January 1, 2002, Article IX shall be amended to add
Section 9.1 to read as follows, and Section 9.1 shall be renumbered as Section 9.2:

                  "9.1 Disability: If a Member's employment with the Company terminates as a result of his Disability, such Participant's Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable."

         (6) Article X, Section 10.3, shall be amended in its entirety, effective January 1, 2002, to read as follows:

                  "10.3 Forfeitures: A Member to whom Section 10.1 is applicable shall forfeit that portion of the amount in his Individual Account to which he is not entitled under Section 10.1 and the amount thus forfeited shall remain in the Trust Fund and shall be allocated pursuant to the provisions of Section 6.2. A Member who does not have any nonforfeitable right to his Individual Account shall be deemed to have received a cashout distribution pursuant to Section 15.3 hereof, and shall forfeit the amount in such Individual Account in the Plan Year in which his separation from service occurs."

         (7) Article XV, Section 15.1, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "15.1. Method of Payment: As soon as practicable after the separation from service of a Member, former Member, or Beneficiary who is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X and this Article XV, the Committee shall give written notice to the Trustee. Such benefits shall be paid to the Member, former Member, or his Beneficiary in a lump sum. Any benefit payable hereunder will be paid in cash or in whole shares of Common Stock, as elected by the Member, former Member or Beneficiary; provided, however, that such benefit shall in any event be paid in whole shares of Common Stock to the extent that such Member's, former Member's or Beneficiary's Individual Account is invested in Common Stock, pursuant to Article XII hereof. Any fractional shares of Common Stock shall be converted to, and paid, in cash."

         (8) Article XV, Section 15.2, is hereby amended in its entirety, effective January 1, 2002, except as otherwise specified herein, as follows:


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                  "15.2. Time of Payment: Distribution shall be made as soon as administratively practicable, but in no event later than one (1) year after the Valuation Date coincident with or immediately following the separation from service of a Member, former Member, or Beneficiary who is entitled to receive a benefit hereunder. Notwithstanding the foregoing, if the nonforfeitable portion of a Member's or former Member's Individual Account exceeds Five Thousand and No/100 Dollars ($5,000.00), no distributions, other than distributions upon the death of such Member or former Member, may commence without the consent of the Member or former Member until he attains age sixty-two (62), at which time distribution shall be made. Such consent must be obtained within the ninety (90) day period ending on the date of distribution. The Committee shall notify the Member or former Member of the right to defer any distribution until the date on which he attains age sixty-two
         (62). Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date. The annuity starting date is the first day of the first period for which a benefit is paid hereunder. Notwithstanding the foregoing, the consent of the Member or former Member shall not be required to the extent that a distribution is required to satisfy Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not then offer an annuity option, the Member's or former Member's Individual Account may, without his consent, be distributed to the Member or former Member or transferred to another defined contribution plan maintained by an Affiliate.

                  Distribution shall be made no later than the required beginning date, which is April 1st of the calendar year following the later of: (a) the calendar year in which a Member attains age 70 1/2 or
         (b) the calendar year in which the Member retires; provided that if a Member is a Five Percent (5%) Owner (as defined in Section 19.1(f) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Member attains age
         70 1/2. Subject to the provisions of Section 18.11 hereof, distribution of the entire Individual Account of a Member who attains age 70 1/2 on or after September 15, 2000 shall be made in a single lump sum on or before such Member's required beginning date. In the case of a Member who attained age 70 1/2 prior to September 15, 2000, or in the case of a Member who is a Five Percent Owner, the minimum distribution required for the calendar year immediately preceding the Member's required beginning date must be made on or before his required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Member's required beginning date occurs, must be made on or before December 31 of such calendar year. All minimum distributions required under this
         Article XV shall be determined and made in accordance with the applicable Treasury Regulations under Section 401(a)(9) of the Code, and the requirements of this Article will take precedence over any inconsistent provisions of the Plan. Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death. Effective January 1, 2003, during such Member's


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


         lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                           (a) the quotient obtained by dividing the Member's
                  Individual Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or

                           (b) if the Member's sole designated beneficiary for
                  the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's Individual Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.

                      Notwithstanding any provision herein to the contrary, any Member who attains age 70 1/2 in a calendar year after 1995 and prior to September 15, 2000, may irrevocably elect, in the manner established by the Committee, by April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Member retires. If no such election is made, the Member will begin receiving distributions by the April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996), and any such distributions shall comply with the provisions of the preceding paragraph. Furthermore, any Member who attains age 70 1/2 in a calendar year prior to 1996, may irrevocably elect, in the manner established by the Committee, to stop distributions and recommence distributions as of the April 1 of the calendar year following the calendar year in which such Member retires.

                  If distributions have commenced so that payments are being made over the life of the Member, and he dies before his entire interest has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death, but in no event later than one year after the Valuation Date coincident with or immediately following his death. On the other hand, if a Member dies before the distribution of any of his benefits has begun, then his entire interest will be distributed no later than one year after the Valuation Date coincident with or immediately following his death. If the designated Beneficiary is the Member's surviving spouse and such surviving spouse dies after the Member, but before payment to such surviving spouse is made, then the provisions of the preceding sentence shall be applied as if the surviving spouse were the Member. Furthermore, if the designated Beneficiary is the surviving spouse of the Member, then distribution to such surviving spouse will not be required earlier than the later of: (a) December 31 of the calendar year immediately following the calendar year of the Member's death and
         (b) December 31 of the calendar year in which the Member would have attained age 70 1/2. Distribution of benefits is considered to have begun, for purposes of this paragraph, on the required beginning date; provided that if a Member's designated Beneficiary is his surviving spouse, and such surviving spouse dies after the Member but before payments to such surviving spouse have begun, then distribution of benefits is considered to have begun on the date distribution to the surviving spouse is required to begin pursuant to the provisions of this paragraph.

                  Notwithstanding any provision herein to the contrary, unless a Member or former Member elects otherwise, in writing, no distribution hereunder shall start later than 60 days after the close of the Plan Year in which the last to occur of the following occurs:

                  (a) the Member or former Member attains Normal Retirement Age,

                  (b) the 10th anniversary of the year in which the Member or former Member commenced participation in the Plan, or

                  (c) the Member or former Member terminates service with the Company."

         (9) Article XV, Section 15.3, is hereby amended, effective January 1, 2002, to read as follows:

                  "15.3. Cash Out Distribution: If a Member or former Member who has received a distribution of his benefits hereunder on or before the last day of the second Plan Year following the year in which his separation from service occurs, has forfeited a portion of his Individual Account, then in the event such Member or former Member is subsequently rehired by the Company prior to the date on which he incurs five (5) consecutive Breaks in Service, he shall be entitled to repay, at any time prior to the earlier of: (i) the date which is five
         (5) years after the first date on which he is subsequently reemployed by the Company and (ii) the date on which he incurs five (5) consecutive Breaks in Service, the amount of the distribution to him from his Individual Account. Upon such repayment, the rehired Member's or former Member's Individual Account shall be credited with the exact amount that was nonvested at the time of termination. In the event a rehired Member or former Member who has received a distribution hereunder does not timely repay such distribution from his Individual Account, as provided above, then the amount he forfeited at the time of his distribution pursuant to the terms of Section 10.3 hereof shall remain forfeited. His prior years of Vesting Service shall be taken into account, however, for purposes of determining his vested interest in contributions following reemployment. If a Member or former Member who does not have any nonforfeitable right to his Individual Account and thus is deemed to have received a cashout distribution, pursuant to the provisions of Section 10.3 hereof, is subsequently reemployed by the Company and five (5) consecutive Breaks in Service have not occurred, then upon such reemployment, the rehired Member's or former Member's Individual Account shall be credited with the exact amount that was nonvested at the time of separation from service."


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


         (10) Article XXI is hereby added to read as follows:

                                  "ARTICLE XXI

                 Amendments Pursuant to the Economic Growth and
                      Tax Relief Reconciliation Act of 2001

                  21.1 Preamble:

                           a. Adoption and Effective Date of Amendments: This
                  Article 21 reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This
                  Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Article 21 shall be effective for Plan Years beginning on or after January 1, 2002.

                           b. Inconsistent provisions superseded: The provisions
                  of this Article 21 shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

                  21.2 Limitations on Contributions: The Annual Additions that may be contributed or allocated to a Member's Individual Account under the Plan for any Limitation Year shall not exceed the lesser of:

                           a. $40,000, as adjusted for increases in the
                  cost-of-living under section 415(d) of the Code, or

                           b. 100% of the Member's Compensation, within the
                  meaning of Section 6.4(b)(4) of the Plan, for the Limitation Year. The compensation limit referred to in this subparagraph
                  (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition.

                  21.3 Increase in Annual Compensation Limit: The Annual Compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year. The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins with or within such calendar year."

                  21.4 Modification of Top-Heavy Rules:

                           a. Determination of top-heavy status.

                                    (i) Key Employee. Key Employee means any
                           Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Company having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning on or after January 1,
                           2003), a 5-percent owner of the Company, or a 1-percent owner of the Company having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Section 6.4(b)(4) of the Plan. The determination of


                                      -6-
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                           who is a Key Employee will be made in accordance with
                           section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                                    (ii) Determination of present values and
                           amounts. This subsection (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Individual Account balances of Employees as of the Determination Date.

                                            (1) Distributions during year ending
                                    on the Determination Date. The present
                                    values of accrued benefits and the amounts of Individual Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                                             (2) Employees not performing
                                    services during year ending on the
                                    Determination Date. The accrued benefits and Individual Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

                           (b) Minimum benefits. Company Matching Contributions
                  under the Southwest Airlines Co. 401(k) Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan and shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."

                  21.5 Direct Rollovers of Plan Distributions: For purposes of the direct rollover provisions in Section 15.6 of the Plan, for plan distributions on or after January 1, 2002, the term "eligible retirement plan" shall mean (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a qualified trust described under Section 401(a) of the Code, (iv) an annuity plan described in Section 403(a) of the Code, (v) an annuity contract described in section 403(b) of the Code, and (vi) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. Furthermore, for purposes of the direct rollover provisions in Section 15.6 of the Plan, for plan distributions on or after January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or
         (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible."

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 2 to the Southwest Airlines Co. Profit Sharing Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 21 day of November, 2002.

                                    SOUTHWEST AIRLINES CO.


                                    By: /s/ JAMES F. PARKER
                                       -----------------------------------------
                                       James F. Parker, Chief Executive Officer




ATTEST:

/s/ DEBORAH ACKERMAN
-------------------------------------
Deborah Ackerman, Assistant Secretary


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


STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 21 day of November, 2002, personally appeared JAMES F. PARKER, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

                                    /s/ MARILYN STRICKLAND
                                   ---------------------------------------------
                                   Notary Public in and for the State of Texas



My Commission Expires: 05/31/05
                       ---------



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